Converted Organics Inc. 10-K/A

EXHIBIT 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(a) OR RULE 15d-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
I, Edward J. Gildea, certify that:

1.	I have reviewed this Form 10-K/A of Converted Organics Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2013

/s/ Edward J. Gildea
Edward J. Gildea President and Chief Executive Officer
(Principal Executive Officer)